Exhibit 10.3
Enact Holdings, Inc. 2021 Omnibus Incentive Plan
2022-2024 Performance Stock Unit Award Agreement

Dear #ParticipantName#:

This Award Agreement and the Enact Holdings, Inc. 2021 Omnibus Incentive Plan (as the same may be amended, the “Plan”) together govern your rights under this Award Agreement and set forth all of the conditions and limitations affecting such rights. Unless the context otherwise requires, capitalized terms used in this Award Agreement shall have the meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan's terms shall supersede and replace the conflicting terms of this Award Agreement.

1.Grant. You are hereby granted Performance Stock Units ("PSUs"), which vest (become non-forfeitable) based on your continued employment or service with the Company and/or certain other events, as set forth in Section 3 below. Each vested PSU entitles you to receive from Enact Holdings, Inc. (together with its Affiliates, the “Company”) one Share of the Company's common stock, $0.01 par value per share (“Share”), or an equivalent value in cash as determined in the sole discretion of the Committee, as set forth in Section 4 below, all in accordance with the terms and conditions of this Award Agreement, the Plan, and any rules and procedures adopted by the Committee. The PSUs represent the right to earn from 0% to 200% of the Target Award, based on (i) your continued service with the Company, and (ii) the Company’s level of achievement of the Performance Goals during the Performance Period, in accordance with the terms of this Award Agreement.

a.Grant Date: #GrantDate# (the “Grant Date”)

b.Target Award. The “Target Award” of PSUs subject to this Award is #QuantityGranted#.

c.Performance Goals: The “Performance Goals” are as set forth on Exhibit A.
d.Performance Period. The “Performance Period” is set forth in Exhibit A with respect to each Performance Goal.

2.Agreement to Participate. By accepting this Award, you acknowledge that you have reviewed the Plan and this Award Agreement, and you fully understand all of your rights under the Plan and this Award Agreement, the Company’s remedies if you violate the terms of this Award Agreement, and all of the terms and conditions which may limit your eligibility to retain and receive the PSUs and/or Shares or cash payments issued pursuant to the Plan and this Award Agreement. The Plan and the accompanying prospectus are available for your reference on the stock plan administrator’s website. You may also request a copy of the Plan or the prospectus at any time by contacting Human Resources at the address or telephone number set forth below in Section 14(a).

If you do not wish to accept the PSUs and participate in the Plan and be subject to the provisions of the Plan and this Award Agreement, please contact the Human

Resources Department, Enact Holdings, Inc., 8325 Six Forks Road, Raleigh, North Carolina 27615, or at (919) 846-4100, within thirty (30) days of receipt of this Award Agreement. You may accept this Award Agreement by accessing and following the procedures set forth on the stock plan administrator’s website, or if you do not respond within thirty (30) days of receipt of this Award Agreement, the Award Agreement is deemed accepted. If you choose to participate in the Plan, you agree to abide by all of the governing terms and provisions of the Plan and this Award Agreement.

3.Earning and Vesting of PSUs. The PSUs shall not provide you with any rights or interests until the PSUs have been earned and vested. Not later than March 15 following the end of the Performance Period (such certification date, the “Vesting Date”), the Committee shall determine and certify the level of achievement of the Performance Goals and determine the number of PSUs earned and vested (“Confirmed Units”). Any PSUs that fail to vest in accordance with the terms of this Award Agreement will be forfeited and reconveyed to the Company without further consideration or any act or action by you.

4.Settlement of PSUs. Subject to Section 6 below and this Section 4, the Confirmed Units shall automatically convert to Shares as soon as practicable following and in all events within 60 days following the Vesting Date (the “Conversion Date”). These Shares will be registered on the books of the Company in your name as of the Conversion Date and delivered to you as soon as practical thereafter, in certificated or uncertificated form, as determined by the Committee. Notwithstanding the foregoing, the Committee may, in its sole discretion, direct that payment be made to you in the form of cash (in lieu of Shares) for each vested PSU with the value of such cash payment based on the Fair Market Value of the Shares otherwise subject to such PSU on the Conversion Date. In such event, the cash payment will be made to you within 30 days following the Conversion Date.

If for any reason the Committee is unable to certify the level of achievement of the Performance Goals by March 15 following the end of the Performance Period, then the Vesting Date shall be March 15 following the end of the Performance Period, but the determination of the number of Confirmed Units and the Conversion Date shall be delayed, in the discretion of the Committee, for such period as may be required for the Committee to certify the level of achievement of the Performance Goals, but in no event shall the Conversion Date extend beyond December 31 following the end of the Performance Period.

5.Dividend Equivalents. Until such time as the PSUs are settled, or the PSUs are cancelled, whichever occurs first, the Company will credit “Dividend Equivalents” with respect to the PSUs equal to the number of outstanding PSUs under this Award Agreement times the per share dividend payments made to shareholders of the Company’s Common Stock for which the record date occurs while such PSUs are outstanding. Such Dividend Equivalents will be reinvested in additional PSUs, rounded up to the nearest whole PSU, based on the Fair Market Value of the Shares as of the date the dividend payment and will be settled as set forth in Section 4 above based on and the same extent to which the underlying PSUs are earned.

6.Treatment of PSUs Upon Termination of Employment.
a.Subject to Section 7 below, the PSUs shall be immediately and automatically cancelled upon termination of your service with the Company prior to the Vesting Date, for any reason other than (i) a “Layoff,” as such term is defined or described in the Genworth Layoff Payment Plan or any successor plan or program adopted by the Company and applicable to you (a “Layoff”), (ii) your death or Disability, or (iii) your Retirement.

(i)If your service with the Company terminates prior to the Vesting Date as a result of (i) a Layoff, or (ii) your Retirement, then a pro rata portion of the Award shall remain outstanding as of your termination date, and you shall receive such pro rata payout on the regular Conversion Date following completion of the Performance Period. Such pro-rata portion shall be calculated based on the number of days elapsed from the start of the Performance Period through the date of such termination of service.

(ii)If your service with the Company terminates prior to the Vesting Date as a result of your death or Disability, then a pro rata portion of the Award shall vest as of your termination date based on the target level of performance and shall be settled in cash in accordance with the first paragraph of Section 4 with such date of termination deemed the “Vesting Date” hereunder. Such pro-rata portion shall be calculated based on the number of days elapsed from the start of the Performance Period through the date of such termination of service.

b.For purposes of this Award Agreement, the following terms shall have the following meanings:

(i)"Retirement" shall mean your resignation other than for Cause on or after the date on which you have attained age sixty (60) and accumulated five (5) or more years of “Continuous Service” as defined under the Company’s or Genworth Financial, Inc.’s applicable service policy.

(ii)"Disability" shall mean a permanent disability that would make you eligible for benefits under the long-term disability program maintained by Genworth Financial, Inc. or the Company, as applicable, (without regard to any time period during which the disabling condition must exist) or in the absence of any such program, such meaning as the Committee shall determine.

7.Change in Control. In the event of a Change in Control, the PSUs shall be treated as follows:
a.Change in Control and Awards are Not Assumed. Upon the occurrence of a Change in Control in which the successor entity fails to assume and maintain this Award or substitute a substantially similar award for this Award, (i) the target number of PSUs granted hereunder shall immediately vest in full as of the effective date of such Change of Control (without regard to actual performance), and ; (ii) such PSUs shall be distributed or paid to you within thirty (30) days following the date of the Change of Control in cash, Shares (based on the value of the Shares as of the effective date of the Change of Control), other securities, or any combination, as determined by the Committee; and (iii) this Award shall thereafter terminate.

b.Employment Termination without Cause or for Good Reason within 12 Months of a Change in Control. If a Change in Control occurs and the successor entity assumes and maintains this Award or substitutes a substantially similar award for this Award, and if your service with the successor entity and its Affiliates is terminated by the successor entity or one of its Affiliates without Cause (other than such termination resulting from your death or Disability) or by you for Good Reason, in either case within twelve (12) months following the effective date of the Change in Control, then (i) a pro rata portion of the PSUs shall immediately vest as of the date of termination of your service with the successor entity and its Affiliates based on the number of days elapsed from the start of the Performance Period through the date of such termination of service; (ii) such pro-rata portion of the PSUs shall be deemed earned based on actual performance as of the date of termination of your service with the Company, to the extent such performance can be reasonably established in the sole discretion of the Committee, or otherwise based on an assumed achievement of all relevant Performance Goals at “target” levels, if actual pro rata performance cannot be reasonably established in the sole discretion of the Committee; (iii) such PSUs shall be distributed or paid to you, subject to Section 7(c), within thirty (30) days following the date of termination of your service with the Successor Entity and its Affiliates; and (iv) this Award shall thereafter terminate.

c.Delay in Payment in Certain Circumstances. If the PSUs become vested upon your separation from service pursuant to Section 7(b) during a period in which you are a “Specified Employee” (as defined below), then, to the extent delivery of Shares would constitute non-exempt “deferred compensation” under Section 409A of the Code, your right to receive the Shares will be delayed until the earlier of your death or the first day of the seventh month following your separation from service.

d.For purposes of this Award Agreement:

(i)"Cause" shall mean (i) your willful and continued failure to substantially perform your duties with the Company (other than any such failure resulting from your Disability); (ii) your commission, conviction or pleading guilty or nolo contendere (or any similar plea or admission) to any felony or any act of fraud, misappropriation or embezzlement; (iii) your willful engagement in conduct (other than conduct covered under clause (i) above) which, in the good faith judgment of the Committee, is injurious to the Company, monetarily or otherwise; or (iv) your material violation or breach of any Company policy, or any noncompetition, confidentiality, or other restrictive covenant with respect to the Company, that applies to you; provided, however, that for purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that the act, or failure to act, was in the best interests of the Company.

(ii)"Good Reason" shall mean any material reduction in the aggregate value of your cash compensation (i.e., base salary and target cash bonus), or a substantial reduction in the aggregate value of other benefits provided to you; provided, however, that Company-initiated across-the-board reductions in compensation or benefits affecting all similarly situated service providers shall alone not be considered Good Reason.

(iii)“Specified Employee” has the meaning given such term in Internal Revenue Code Section 409A and the final regulations thereunder (“Final

409A Regulations”), provided, however, that, as permitted in the Final 409A Regulations, the Company’s Specified Employees and its application of the six-month delay rule of Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or a committee thereof, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Award Agreement.

8.Restrictive Covenants. As a condition to the grant of and receiving payment of the Award, you agree to the following:
a.Non-Disparagement. Subject to any obligations you may have under applicable law, you will not make or cause to be made any statements that disparage, are inimical to, or damage the reputation of the Company or any of its agents, officers, directors or employees. Nothing in this section shall limit your ability to provide truthful testimony or information in response to a subpoena, court order, or investigation by a government agency or from engaging in “whistle-blowing” or similar activities expressly protected by applicable law, to the extent so protected.

b.Non-Solicitation of Customers or Clients. Unless waived in writing by the most senior Human Resources officer of Enact Holdings, Inc. (or his or her successor), you will not, during and for a period of 12 months following the cessation of your service with the Company for any reason, directly or through another person, solicit or contact any of the customers or clients of the Company with whom you had material contact during your employment, regardless of the location of such customers or clients, for the purpose of engaging in, providing, marketing, or selling any services or products that are competitive with the services and products being offered by the Company or discouraging or diverting such customer’s or client’s business away from the Company.

c.Non-Solicitation of Company Employees. Unless waived in writing by the most senior Human Resources officer of Enact Holdings, Inc. (or his or her successor), you will not, during and for a period of 12 months following the cessation of your employment with the Company, directly or through another person, solicit or encourage any director, agent, contractor or employee of the Company to terminate his or her employment or other engagement with the Company.

9.Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require you or your beneficiary to remit to the Company, an amount in cash or Shares sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement (including “sell to cover” arrangements whereby the Company has the right to sell shares on your behalf to cover the taxes). With respect to such withholding, the Company may satisfy the tax withholding requirement by withholding Shares (or cash in the event the Award is cash settled) having a Fair Market Value as of the date that the amount of tax to be withheld is to be determined equal to the amount required to be withheld in accordance with applicable tax requirements, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Award Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct in cash or Shares any such taxes from any payment of any kind otherwise due to you.

10.Nontransferability. The PSUs awarded pursuant to this Award Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated ("Transfer"), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any prohibited Transfer, whether voluntary or involuntary, of the PSUs is attempted to be made, or if any attachment, execution, garnishment, or lien shall be attempted to be issued against or placed upon the PSUs, your right to such PSUs shall be immediately forfeited to the Company, and this Award Agreement shall be null and void.

11.Requirements of Law. The granting of the PSUs and the settlement of this Award shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The PSUs shall be null and void to the extent the grant, vesting or conversion of PSUs is prohibited under the laws of the country of your residence.

12.Administration. This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon you, the Participant. The Committee’s interpretation of the Plan and this Award Agreement, and all decisions and determinations by the Committee with respect to the Plan and this Award Agreement, shall be final, binding, and conclusive on all parties.

13.Limitation of Rights. The PSUs do not confer to you or your beneficiary, executors or administrators any rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with the PSUs. This Award Agreement shall not confer upon you any right to continuation of employment or engagement by the Company, nor shall this Award Agreement interfere in any way with the Company's right to terminate your employment or engagement at any time, for any lawful reason.

14.Plan; Prospectus and Related Documents; Electronic Delivery.

a.A copy of the Plan is available for your reference on the stock plan administrator’s website, and will be furnished upon written or oral request made to the Human Resources Department, Enact Holdings, Inc., 8325 Six Forks Road, Raleigh, North Carolina 27615, or by telephone to (919) 846-4100.

b.As required by applicable securities laws, the Company is delivering to you a prospectus in connection with this Award, which delivery is being made electronically. A paper copy of the prospectus may also be obtained without charge by contacting the Human Resources Department at the address or telephone number listed above. By accepting this Award Agreement, you shall be deemed to have consented to receive the prospectus electronically.

c.The Company will deliver to you electronically a copy of the Company's Annual Report to Stockholders for each fiscal year, as well as copies of all other reports, proxy statements and other communications distributed to the Company's stockholders. You will be provided notice regarding the availability of each of these documents, and such documents may be accessed by going to the Company's website at www.IR.enactmi.com (or, if the Company changes its web site, by accessing such other web site address(es) containing investor information to which the Company may direct you in the future) and will be deemed delivered to you upon posting or filing by the Company. Upon written or oral request, paper copies of these documents (other than certain exhibits) may also be obtained by contacting the Company's Human Resources Department at the address or telephone number listed above or by contacting the Investor Relations Department, Enact Holdings, Inc., 8325 Six Forks Road, Raleigh, North Carolina 27615, or by telephone at (919) 846-4100.

d.By accepting this Award, you agree and consent, to the fullest extent permitted by law, in lieu of receiving documents in paper format to accept electronic delivery of any documents that the Company may be required to deliver in connection with this Award and any other Awards granted to you under the Plan. Electronic delivery of a document may be via a Company e-mail or by reference to a location on a Company intranet or another third-party internet site to which you have access.

15.Amendment, Modification, Suspension, and Termination. The Administrator shall have the right at any time in its sole discretion, subject to certain restrictions, to alter, amend, modify, suspend, or terminate the Plan in whole or in part, and the Committee shall have the right at any time in its sole discretion to alter, amend, modify, suspend or terminate the terms and conditions of any Award; provided, however, that no such action shall impair your rights under this Award without your consent.

16.Entire Agreement. Except as set forth in Section 17 below, this Award Agreement, the Plan, and the rules and procedures adopted by the Committee contain all of the provisions applicable to the PSUs and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to you.

17.Compensation Recoupment Policy. Notwithstanding Section 16 above, this Award shall be subject to Section 28 of the Plan and any compensation recoupment policy adopted by the Company that is applicable by its terms to you and to Awards of this type.

18.Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Please refer any questions you may have regarding your Performance Stock Unit Award to the most senior Human Resources officer of the Company.

Acceptance Date: #AcceptanceDate#

Exhibit A

2022-2024 Performance Stock Unit Award Performance Goals

•Payout for performance between points is interpolated on a straight-line basis.
•No payout shall be earned for performance below threshold level for the Performance Period.
•Notwithstanding the level of achievement of the Performance Goals set forth below, the Committee may exercise negative discretion to pay out a lesser amount, or no amount at all, under the Performance Stock Unit Award, based on such considerations as the Committee deems appropriate.

($ in Millions)	Book Value per Share Growth (1)(2)
Performance Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
January 1, 2022 – December 31, 2024	13%	41%	47%
(1)Subject to adjustment as set forth in note (2) below, to be calculated as (A) the increase in Book Value/divided by the number of Shares outstanding from the first date of the Performance Period to the last day of the Performance Period.
(2)In evaluating performance, the Committee shall exclude the impact, if any, on reported financial results of any of the following events or items that occur during the Performance Period: a) accumulated other comprehensive income (loss), b) any dividends declared on Shares, c) repurchases of Shares, d) repurchases of convertible debt, e) certain litigation settlements and judgements, f) changes in foreign exchange rates, g) changes in accounting principles or other laws or provisions.

Acceptance Date: #AcceptanceDate#

Enact Holdings, Inc. 2021 Omnibus Incentive Plan
2022-2024 Restricted Stock Unit Award Agreement

Dear #ParticipantName#:

This Award Agreement and the Enact Holdings, Inc. 2021 Omnibus Incentive Plan (as the same may be amended, the “Plan”) together govern your rights under this Award Agreement and set forth all of the conditions and limitations affecting such rights. Unless the context otherwise requires, capitalized terms used in this Award Agreement shall have the meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan's terms shall supersede and replace the conflicting terms of this Award Agreement.

1.Grant. You are hereby granted Restricted Stock Units ("RSUs"), which vest (become non-forfeitable) based on your continued employment or service with the Company and/or certain other events, as set forth in Section 3 below. Each vested RSU entitles you to receive from Enact Holdings, Inc. (together with its Affiliates, the “Company”) one Share of the Company's common stock, $0.01 par value per share (“Share”), or an equivalent value in cash as determined in the sole discretion of the Committee, as set forth in Section 5 below, all in accordance with the terms and conditions of this Award Agreement, the Plan, and any rules and procedures adopted by the Committee.

a.Grant Date: #GrantDate# (the “Grant Date”)

b.Number of RSUs: #QuantityGranted#
c.Vesting: The RSUs shall not provide you with any rights or interests until the RSUs vest. Unless vesting is accelerated as provided in Section 3 or otherwise in the discretion of the Committee as permitted under the Plan, one-third of the RSUs (rounded down to the nearest whole Share) shall vest on each of the first and second anniversaries of the Grant Date and the remaining RSUs shall vest on the third anniversary of the Grant Date (each such date, a “Designated Vesting Date”), provided that you have been continuously in the service of the Company through such dates.

2.Agreement to Participate. By accepting this Award, you acknowledge that you have reviewed the Plan and this Award Agreement, and you fully understand all of your rights under the Plan and this Award Agreement, the Company’s remedies if you violate the terms of this Award Agreement, and all of the terms and conditions which may limit your eligibility to retain and receive the RSUs and/or Shares or cash payments issued pursuant to the Plan and this Award Agreement. The Plan and the accompanying prospectus are available for your reference on the stock plan administrator’s website. You may also request a copy of the Plan or the prospectus at any time by contacting Human Resources at the address or telephone number set forth below in Section 13(a).

If you do not wish to accept the RSUs and participate in the Plan and be subject to the provisions of the Plan and this Award Agreement, please contact the Human Resources Department, Enact Holdings, Inc., 8325 Six Forks Road, Raleigh, North

Carolina 27615, or at (919) 846-4100, within thirty (30) days of receipt of this Award Agreement. You may accept this Award Agreement by accessing and following the procedures set forth on the stock plan administrator’s website, or if you do not respond within thirty (30) days of receipt of this Award Agreement, the Award Agreement is deemed accepted. If you choose to participate in the Plan, you agree to abide by all of the governing terms and provisions of the Plan and this Award Agreement.

3.Vesting of RSUs. The RSUs have been credited to a bookkeeping account on your behalf. The RSUs will vest and become non-forfeitable as follows:

a.Designated Vesting Dates. The RSUs will vest on the Designated Vesting Dates provided in Section 1(c), provided that you have been continuously in the service of the Company through such dates. Unvested RSUs shall be immediately cancelled upon termination of your service with the Company, except as provided in Sections 3(b), (c), (d), (e) and (f) below.

b.Employment Termination Due to Death or Disability. If your service with the Company terminates as a result of your death or Disability, then all of your unvested RSUs shall immediately vest on the date of such termination of service, and such RSUs shall be payable in cash based upon the Fair Market Value of the Shares subject to the RSUs on the date of your termination of service. For purposes of this Award Agreement, “Disability” shall mean a permanent disability that would make you eligible for benefits under the long-term disability program maintained by Genworth Financial, Inc. or the Company, as applicable, (without regard to any time period during which the disabling condition must exist) or in the absence of any such program, such meaning as the Committee shall determine.

c.Employment Termination for Retirement. If your service with the Company terminates for any reason other than Cause on or after you have attained age sixty (60) and accumulated five (5) or more years of “Continuous Service,” as such term is defined under the Company’s or Genworth Financial, Inc.’s applicable service policy, then all of your unvested RSUs shall immediately vest as of the date of such termination of service.

d.Employment Termination Due to Layoff. If your service with the Company terminates as a result of a “Layoff,” as such term is defined or described in the Genworth Layoff Payment Plan or any successor plan or program adopted by the Company and applicable to you (a “Layoff”), you shall continue to vest in any RSUs that are scheduled to vest after the Notice Date but before the Layoff Date (“Notice Date” and “Layoff Date,” each as defined in the Genworth Layoff Payment Plan). Additionally, the RSUs, if any, that are scheduled to vest on the next Designated Vesting Date after the Layoff Date shall immediately vest on the Layoff Date; all remaining unvested RSUs, if any, shall be forfeited as provided in Section 4 on the Layoff Date.

e.Change in Control and Awards are Not Assumed. Upon the occurrence of a Change in Control in which the successor entity fails to assume and maintain this Award or substitute a substantially similar award for this Award, all of your unvested RSUs shall immediately vest as of the effective date of the Change in Control.

f.Employment Termination without Cause or for Good Reason within 12 Months of a Change in Control. If a Change in Control occurs and the successor entity assumes and maintains this Award or substitutes a substantially similar award for this Award, and if your service with the successor entity and its Affiliates is terminated by the successor entity or one of its Affiliates without Cause (other than such termination resulting from your death or Disability) or by you for Good Reason, in either case within twelve (12) months following the effective date of the Change in Control, then all of your unvested RSUs shall immediately vest as of the date of such termination of service.

4.Forfeiture of RSUs Upon Termination of Employment. If your service with the Company terminates prior to a Designated Vesting Date provided in Section 1(c) for any reason other than as described in Section 3 above or, notwithstanding the foregoing, in the event of your termination of service by the Company for Cause at any time prior to the settlement of this Award, you shall forfeit all right, title and interest in and to the unvested RSUs (or in the case of a termination for Cause, all outstanding RSUs whether then vested or unvested) as of the date of such termination and the RSUs will be reconveyed to the Company without further consideration or any act or action by you.

For purposes of this Award Agreement:

a."Cause" shall mean (i) your willful and continued failure to substantially perform your duties with the Company (other than any such failure resulting from your Disability); (ii) your commission, conviction or pleading guilty or nolo contendere (or any similar plea or admission) to any felony or any act of fraud, misappropriation or embezzlement; (iii) your willful engagement in conduct (other than conduct covered under clause (i) above) which, in the good faith judgment of the Committee, is injurious to the Company, monetarily or otherwise; or (iv) your material violation or breach of any Company policy, or any noncompetition, confidentiality, or other restrictive covenant with respect to the Company, that applies to you; provided, however, that for purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that the act, or failure to act, was in the best interests of the Company.

b."Good Reason" shall mean any material reduction in the aggregate value of your cash compensation (i.e., base salary and target cash bonus), or a substantial reduction in the aggregate value of other benefits provided to you; provided, however, that Company-initiated across-the-board reductions in compensation or benefits affecting all similarly situated service providers shall alone not be considered Good Reason.

5.Settlement of RSUs. Unless the RSUs are forfeited as provided in Section 4 above and subject to this Section 5, vested RSUs will be converted to Shares on or as soon as practicable following (and in all events within 30 days following) each Designated Vesting Date provided in Section 1(c), or earlier upon the occurrence of any of the events provided in Sections 3(b) – 3(f); provided, however, that if the RSUs become vested upon your separation from service during a period in which you are a “Specified Employee” (as defined below), then, to the extent delivery of Shares would constitute non-exempt “deferred compensation” under Section 409A of the Code, your right to receive the Shares will be delayed until the earlier of your death or the first day of the seventh month following your separation from service (as applicable, the “Conversion Date”). Shares will be registered on the books of the Company in your name as of the Conversion Date and delivered to you as soon as practical thereafter, in certificated or uncertificated form, as determined by the Committee. Notwithstanding the foregoing, the Committee may, in its sole discretion, direct that payment be made to you in the form of cash (in lieu of Shares) for each vested RSU, with the value of such cash payment based on the Fair Market Value of the Shares otherwise subject to such RSU on the Conversion Date. In such event, the cash payment will be made to you within 30 days following the Conversion Date.

For purposes of this Award Agreement, the term “Specified Employee” has the meaning given such term in Internal Revenue Code Section 409A and the final regulations thereunder (“Final 409A Regulations”), provided, however, that, as permitted in the Final 409A Regulations, the Company’s Specified Employees and its application of the six-month delay rule of Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or a committee thereof, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company.

6.Dividend Equivalents. Until such time as the RSUs are settled, or the RSUs are cancelled, whichever occurs first, the Company will credit “Dividend Equivalents” with respect to the RSUs equal to the number of outstanding RSUs under this Award Agreement times the per share dividend payments made to shareholders of the Company’s Common Stock for which the record date occurs while such RSUs are outstanding. Such Dividend Equivalents will be reinvested in additional RSUs, rounded up to the nearest whole RSU, based on the Fair Market Value of the Shares as of the date the dividend payment and will be settled as set forth in Section 5 above.

7.Restrictive Covenants. As a condition to the grant of and receiving payment of the Award, you agree to the following:
a.Non-Disparagement. Subject to any obligations you may have under applicable law, you will not make or cause to be made any statements that disparage, are inimical to, or damage the reputation of the Company or any of its agents, officers, directors or employees. Nothing in this section shall limit your ability to provide truthful testimony or information in response to a subpoena, court order, or investigation by a government agency or from engaging in “whistle-blowing” or similar activities expressly protected by applicable law, to the extent so protected.

b.Non-Solicitation of Customers or Clients. Unless waived in writing by the most senior Human Resources officer of Enact Holdings, Inc. (or his or her successor), you will not, during and for a period of 12 months following the cessation of your service with the Company for any reason, directly or through another person, solicit or contact any of the customers or clients of the Company with whom you had material contact during your employment, regardless of the location of such customers or clients, for the purpose of engaging in, providing, marketing, or selling any services or products that are competitive with the services and products being offered by the Company or discouraging or diverting such customer’s or client’s business away from the Company.

c.Non-Solicitation of Company Employees. Unless waived in writing by the most senior Human Resources officer of Enact Holdings, Inc. (or his or her successor), you will not, during and for a period of 12 months following the cessation of your employment with the Company, directly or through another person, solicit or encourage any director, agent, contractor or employee of the Company to terminate his or her employment or other engagement with the Company.

8.Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require you or your beneficiary to remit to the Company, an amount in cash or Shares sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement (including “sell to cover” arrangements whereby the Company has the right to sell shares on your behalf to cover the taxes). With respect to such withholding, the Company may satisfy the tax withholding requirement by withholding Shares (or cash in the event the Award is cash settled) having a Fair Market Value as of the date that the amount of tax to be withheld is to be determined equal to the amount required to be withheld in accordance with applicable tax requirements, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Award Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct in cash or Shares any such taxes from any payment of any kind otherwise due to you.

9.Nontransferability. The RSUs awarded pursuant to this Award Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated ("Transfer"), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any prohibited Transfer, whether voluntary or involuntary, of the RSUs is attempted to be made, or if any attachment, execution, garnishment, or lien shall be attempted to be issued against or placed upon the RSUs, your right to such RSUs shall be immediately forfeited to the Company, and this Award Agreement shall be null and void.

10.Requirements of Law. The granting of the RSUs and the settlement of this Award shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The RSUs shall be null and void to the extent the grant, vesting or conversion of RSUs is prohibited under the laws of the country of your residence.

11.Administration. This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon you, the Participant. The Committee’s interpretation of the Plan and this Award Agreement, and all decisions and determinations by the Committee with respect to the Plan and this Award Agreement, shall be final, binding, and conclusive on all parties.

12.Limitation of Rights. The RSUs do not confer to you or your beneficiary, executors or administrators any rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with the RSUs. This Award Agreement shall not confer upon you any right to continuation of employment or engagement by the Company, nor shall this Award Agreement interfere in any way with the Company's right to terminate your employment or engagement at any time, for any lawful reason.

13.Plan; Prospectus and Related Documents; Electronic Delivery.

a.A copy of the Plan is available for your reference on the stock plan administrator’s website, and will be furnished upon written or oral request made to the Human Resources Department, Enact Holdings, Inc., 8325 Six Forks Road, Raleigh, North Carolina 27615, or by telephone to (919) 846-4100.

b.As required by applicable securities laws, the Company is delivering to you a prospectus in connection with this Award, which delivery is being made electronically. A paper copy of the prospectus may also be obtained without charge by contacting the Human Resources Department at the address or telephone number listed above. By accepting this Award Agreement, you shall be deemed to have consented to receive the prospectus electronically.

c.The Company will deliver to you electronically a copy of the Company's Annual Report to Stockholders for each fiscal year, as well as copies of all other reports, proxy statements and other communications distributed to the Company's stockholders. You will be provided notice regarding the availability of each of these documents, and such documents may be accessed by going to the Company's website at www.IR.enactmi.com (or, if the Company changes its web site, by accessing such other web site address(es) containing investor information to which the Company may direct you in the future) and will be deemed delivered to you upon posting or filing by the Company. Upon written or oral request, paper copies of these documents (other than certain exhibits) may also be obtained by contacting the Company's Human Resources Department at the address or telephone number listed above or by contacting the Investor Relations Department, Enact Holdings, Inc., 8325 Six Forks Road, Raleigh, North Carolina 27615, or by telephone at (919) 846-4100.

d.By accepting this Award, you agree and consent, to the fullest extent permitted by law, in lieu of receiving documents in paper format to accept electronic delivery of any documents that the Company may be required to deliver in connection with this Award and any other Awards granted to you under the Plan. Electronic delivery of a document may be via a Company e-mail or by reference to a location on a Company intranet or another third-party internet site to which you have access.

14.Amendment, Modification, Suspension, and Termination. The Administrator shall have the right at any time in its sole discretion, subject to certain restrictions, to alter, amend, modify, suspend, or terminate the Plan in whole or in part, and the Committee shall have the right at any time in its sole discretion to alter, amend, modify, suspend or terminate the terms and conditions of any Award; provided, however, that no such action shall impair your rights under this Award without your consent.

15.Entire Agreement. Except as set forth in Section 16 below, this Award Agreement, the Plan, and the rules and procedures adopted by the Committee contain all of the provisions applicable to the RSUs and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to you.

16.Compensation Recoupment Policy. Notwithstanding Section 15 above, this Award shall be subject to Section 28 of the Plan and any compensation recoupment policy adopted by the Company that is applicable by its terms to you and to Awards of this type.

17.Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Please refer any questions you may have regarding your Restricted Stock Unit Award to the most senior Human Resources officer of the Company.

Acceptance Date: #AcceptanceDate#